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                                                                    EXHIBIT 10.1

                                     AGSCO, INC.
                        QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                    JUNE 13, 1997

    AGSCO, INC., a North Dakota Corporation, of Grand Forks, North Dakota (hereinafter the "Company") hereby adopts the following Employee Stock Purchase Plan.

    1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. There have been requests from a number of employees that the Company establish a Plan whereby employees may acquire the Company's authorized but unissued common shares directly from the Company and on a payroll deduction basis, if desired, making it easier for them to acquire such shares. It is felt that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

    2. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any employee of the company or any of its subsidiaries who is in the employment of the Company at the offering dates is eligible to participate in the Plan, except (a) employees who have been employed less than one year, (b) employees whose customary employment is 20 hours or less per week, (c) employees whose customary employment is for not more than five months in any calendar year, and (d) employees who own 5 percent or more of the common stock of the Company. The word "employee" shall include officers but not persons who are solely directors. Any officer who is a highly compensated employee, as defined in Section 414(q) of the Internal Revenue Code of 1986 shall be ineligible to participate in this Plan.

    3. OFFERING. The Company has filed with the Securities and Exchange Commission a Form 1A Regulation A offering statement for 466,667 shares of its common stock for sale to the public at $9.00 per share. Upon the effective date of said Regulation A offering and until its termination, eligible employees may purchase shares of the Company's common stock under this Plan. The maximum number of shares offered under this Plan is 40,000 shares.

    4. PRICE. The purchase price per share shall be ($7.65 per share) 85 percent of the $9.00 sale price of the shares under said Regulation A offering.

    5. LIMITS OF PARTICIPATION. The minimum number of shares for which an employee will be permitted to subscribe is ten and the maximum is 3,000 ($22,950) during any 12-month period.

    6. METHOD OF PAYMENT. Payment may be in cash at the time the shares are subscribed for, at the employee's option, or through weekly payroll deductions over a period of not


                                     Ex. 10.1 - 1
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more than 12 months.  A participating employee may prepay the amount due by him in whole or in part at any time.

    7. CANCELLATION OF PARTICIPATION IN PLAN. Each participating employee shall have the right to cancel his subscription at any time prior to payment in full for the shares for which he has subscribed by giving the Company written notice thereof, whereupon he will be refunded all money he has paid in. Should any installment be due and unpaid for 15 days without satisfactory arrangement for the payment thereof being made within such 15-day period, the contract to purchase shall thereby be automatically terminated and the money previously paid refunded to the employee.

    8. EMPLOYEES' RIGHTS AS SHAREHOLDERS. No participating employee shall have any rights as a shareholder until full payment has been made for the shares he has subscribed for and the stock certificate actually issued.

    9. INTEREST. Interest shall accrue on the purchase price at the rate of 9 percent per annum. Notwithstanding the foregoing, in no event shall the interest rate be less than that required by law to preclude the recharacterization of any payment of principal as interest for federal income tax purposes.

    10. RIGHTS NOT TRANSFERABLE. Except as hereinafter set forth and unless otherwise provided by law, no participating employee shall have the right to sell, assign, transfer, pledge, or otherwise dispose of or encumber either his right to participate in the plan or his interest in the fund accumulated for his benefit, and such right and interest shall not be liable for or subject to the debts, contracts, or liabilities of such employee. If any such action is taken by the employee, or any claim asserted by another party in respect of such right and interest, such action or claim will be treated as notice of cancellation, and except as may otherwise be required by law, refund will be made to such employee as provided in paragraph 7. Upon the death of a participating employee, his estate shall have the right, for a period of 60 days from the date of his death, to pay the entire balance due and receive the shares subscribed for.

    11. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason whatsoever, including, but not limited to, death or retirement, the participating employee or his estate may elect within 60 days after the happening of such event to pay the entire balance due and receive the shares subscribed for. The failure to make such election within such period will be treated as notice of cancellation and, except as may otherwise be required by law, refund will be made to such employee or his estate as provided in paragraph 7.

    12. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights are adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in paragraph 13, (a) increase above 40,000 the total number of shares to be offered; (b) change the formula used to


                                     Ex. 10.1 - 2
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determine the price (85% of share price to public) at which the shares shall be sold is determined; and (c) increase the maxim= number of shares which an eligible employee can purchase.

    13. ADJUSTMENT OF SUBSCRIPTIONS. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board of Directors may make such adjustment, if any, as it may deem appropriate in the number, kind, and the subscription price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which an employee is entitled to purchase.

    14. SHARE OWNERSHIP. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporation.
For the foregoing purposes the rules of section 423(b)(3) of the Internal Revenue Code of 1986 shall apply in determining share ownership. Nor shall any employee be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

    17. APPROVAL OF SHAREHOLDERS. The Plan has been adopted by the Board of Directors of the Company and its shareholders on June 13, 1997.

                                       AGSCO, INC.


                                       By /s/ RANDY R. BROWN
                                         -----------------------------------

                                            Its PRESIDENT/CEO
                                                ----------------------------


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